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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-65859) of Miami Computer Supply Corporation of our report dated October 29, 1998 relating to the combined financial statements of Dreher Business Products Corporation, which appears in the Current Report on Form 8-K of Miami Computer Supply Corporation dated December 30, 1998.



ZION, SMORAG AND ASSOCIATES
Cleveland, Ohio
December 30, 1998